UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2026 (June 2, 2026)

Veea Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40218	98-1577353
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

164 E. 83rd Street

New York, NY 10028

(212) 535-6050

(Address and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	VEEA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	VEEAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Independent Director Requirements

On June 1, 2026, Douglas Maine, a member of the Board, the audit committee and the compensation committee, unexpectedly passed away.

Mr. Maine was a highly respected colleague, friend, and valuable member of the Board. His strategic insight and deep experience were invaluable to the Company. The Board and management are deeply saddened by his passing. His loss cannot be replaced and he will be greatly missed. On behalf of the entire Board and the Veea team, we extend our heartfelt condolences to his family and loved ones.

As a result of Mr. Maine’s passing, on June 2, 2026, Veea, Inc. (the “Company”) notified the Nasdaq Stock Market LLC (“Nasdaq”) that the Company is no longer in compliance with the majority independent director requirement under Nasdaq Listing Rule 5605(b)(1), because the Company’s Board of Directors (the “Board”) is currently comprised of six directors, three of them which are “independent directors” as that term is defined under the applicable Nasdaq Rules. In addition, the Company is no longer in compliance with the audit committee requirement under Nasdaq Listing Rule 5605(c)(2)(A) that there be at least three “independent directors” serving on the audit committee as there are currently only two “independent directors” serving on the audit committee. Further, the Company is no longer in compliance with the compensation committee requirement under Nasdaq Listing Rule 5605(d)(2)(A) that there be at least two “independent directors” serving on the compensation committee as there is currently only one “independent director” serving on the compensation committee. As a result of our having notified Nasdaq of the foregoing noncompliance with applicable Nasdaq Listing Rules, the Company received a letter from Nasdaq, dated June 3, 2026, pursuant to which Nasdaq has provided the Company with a cure period to regain compliance with such Nasdaq Listing Rules until the earlier of the Company’s next Annual Meeting of Shareholders or May 31, 2027; provided, however, that if the next Annual Meeting of Shareholders is held before November 27, 2026, then the Company must cure such noncompliant matters no later than November 27, 2026.

The Company intends to take sufficient actions to regain compliance with all of the foregoing Nasdaq governance requirements on or before the expiration of the applicable cure periods provided in the Nasdaq Listing Rules. However, there can be no assurance that Company will be able to regain compliance with the applicable Nasdaq Listing Rules set forth above within the required cure period.

The foregoing has no immediate effect on the Company’s Nasdaq listing and its common stock and public warrants will continue to be listed and traded on the Nasdaq Capital Market under the symbols “VEEA” and VEEAW, respectively, subject to the listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Veea Inc.

Date: June 4, 2026	By:	/s/ Allen Salmasi
	Name:	Allen Salmasi
	Title:	Chief Executive Officer

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